Form C

Cover Page

Name of issuer:

Simple Machine, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: AZ

Date of organization: 4/29/2016

Physical address of issuer:

2375 East Camelback Road
6th Floor
Phoenix AZ 85016

Website of issuer:

http://arena.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

40

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$59,898.00	$280,052.00
Cash & Cash Equivalents:	$34,043.00	$19,321.00
Accounts Receivable:	$0.00	$65,945.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$2,066,928.00	$921,123.00
Cost of Goods Sold:	$783,944.00	$201,594.00
Taxes Paid:	$0.00	$0.00
Net Income:	$620,524.00	$589,984.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Simple Machine, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Chipps-Harding	Creative Technologist	Think Heavy	2016
Damon Evans	CEO	Arena Digital LLC	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John Chipps-Harding	Chief Creative Technologist	2016
Damon Evans	Founder	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Damon Evans	8950.0 Class A Units	96.76000000000001

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

The development and commercialization of our products/services is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products/services and thus may be better equipped than us to develop and commercialize products/services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products/services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us.

We may share information about such persons with vendors that assist with certain aspects of our business. Security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company's success depends on the experience and skill of its executive officers.

In particular, the Company is dependent on John Chipps-Harding and Damon Evans who are the Chief Creative Technologist and Founder & Chief Executive Officer of the Company. The loss of John Chipps-Harding and Damon Evans could harm the Company's business, financial condition, cash flow and results of operations.

An intentional or unintentional disruption, failure, misappropriation or corruption of our network and information systems could severely affect our business.

Such an event might be caused by computer hacking, computer viruses, worms and other destructive or disruptive software, "cyber attacks" and other malicious activity, as well as natural disasters, power outages, terrorist attacks and similar events. Such events could have an adverse impact on us and our customers, including degradation of service, service disruption, excessive call volume to call centers, equipment and data. In addition, our future results could be adversely affected due to the theft, destruction, loss, misappropriation or release of confidential customer data or intellectual property. Operational or business delays may result from the disruption of network or information systems and the subsequent remediation activities. Moreover, these events may create negative publicity resulting in reputation or brand damage with customers.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business/operating margins, revenues and competitive position.

The secure processing, maintenance and transmission of this information is critical to our operations and business strategy, and we devote significant resources to protecting our information by using reputable and reliable enterprise services for data storage and encryption. No information is stored locally. The expenses associated with protecting our information/ these steps could reduce our operating margins.

We are subject to income taxes as well as non-income based taxes, such as sales, use, value-added, net worth, property and goods and services taxes, in both the U.S. and various foreign jurisdictions.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We rely on various intellectual property rights, including patents in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

Net neutrality could have an adverse impact on our business and results of operations.

On 26 February 2015, the United States FCC ruled in favor of net neutrality by reclassifying Internet broadband access as a telecommunications service and thus applying Title II (common carrier) of the Communications Act of 1934 to Internet service providers. Therefore the FCC ruling and its consequences could adversely affect our business and results of operations.

Piracy of the Company's content may decrease the revenues received from the sale of our content and adversely affect our businesses.

The piracy of our content, products and other intellectual property poses significant challenges for us. Technological developments, such as the proliferation of cloud-based storage and streaming, increased broadband Internet speed and penetration and increased speed of mobile data transmission have made it easier to create, transmit, distribute and store high quality unauthorized copies of content in unprotected digital formats, which has in turn encouraged the creation of highly scalable businesses that facilitate, and in many instances financially benefit from, such piracy. Piracy is particularly prevalent in many parts of the world that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in these parts of the world can attract viewers from anywhere in the world. The proliferation of unauthorized copies and piracy of the Company's content, products and intellectual property or the products it licenses from others could result in a reduction of the revenues that the Company receives from the legitimate sale, licensing and distribution of its content and products. The Company devotes substantial resources to protecting its content, products and intellectual property, but there can be no assurance that the Company's efforts to enforce its rights and combat piracy will be successful.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on John Chipps-Harding in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if John Chipps-Harding dies or becomes disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with advertisers, advertising agencies, customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations. In addition, any type of intellectual property lawsuit, whether initiated by us or a third party, would likely be time consuming and expensive to resolve and would divert management's time and attention.

Changes in government regulation could adversely impact our business.

The media industry is subject to extensive legislation and regulation at the federal and local levels and, in some instances, at the state level. Additionally, our products are also subject to regulation, and additional regulation is under consideration. Many aspects of such regulation are currently the subject of judicial and administrative proceedings, legislative and administrative proposals, and lobbying efforts by us and our competitors. Legislation under consideration could entirely rewrite our principal regulatory statute, and the FCC and/or Congress may attempt to change the classification of or change the way that our product or service are regulated and/or change the framework under which broadcast signals are carried, remove the copyright compulsory license and changing rights and obligations of our competitors. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies, including many of the Company's competitors, frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company's operating expenses.

Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to the Company's operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company's consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

We may not be able to adapt to new content distribution platforms and to changes in consumer behavior resulting from these new technologies.

We must successfully adapt to technological advances in our industry, including the emergence of alternative distribution platforms. Our ability to exploit new distribution platforms and viewing technologies will affect our ability to maintain or grow our business and may increase our capital expenditures. Additionally, we must adapt to changing consumer behavior driven by advances such as DVRs, video-on-demand, online based content delivery, Blu-ray™ players, game consoles and mobile devices. Such changes may impact the revenue we are able to generate from our traditional distribution methods by decreasing the viewership of our networks on cable and other MVPD systems. If we fail to adapt our distribution methods and content to emerging technologies, our appeal to our targeted audiences might decline and there would be a materially adverse effect on our business and results of operations.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.

Both cyclical and seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally slows during the summer months, and queries typically increase significantly in the fourth quarter of each year. These seasonal trends may cause fluctuations in our quarterly results, including fluctuations in revenues.

We depend on profitable royalty-bearing licenses of our technology, and if we are unable to maintain and generate such license agreements, then we may not be able to sustain existing levels of revenue or increase revenue.

We depend upon the identification, investment in and license of new patents for our revenues. If we are unable to maintain such license agreements and to continue to develop new license arrangements, then we may not have the resources to identify new technology-based opportunities for future patents and inventions in order to maintain sustainable revenue and growth.

Our current or future license agreements may not provide the volume or quality of royalty revenue to sustain our business. In some cases, other technology sources may compete against us as they seek to license and commercialize technologies. These and other strategies may reduce the number of technology sources and potential clients to whom we can market our services. Our inability to maintain current relationships and sources of technology or to secure new licensees, may have a material adverse effect on our business and results of operations.

We currently obtain components from single or limited sources, and are subject to significant supply and pricing risks.

Many components, including those that are available from multiple sources, are at times subject to industry-wide shortages and significant commodity pricing fluctuations. While the Company has entered into agreements for the supply of many components, there can be no assurance that we will be able to extend or renew these agreements on similar terms, or at all. A number of suppliers of components may suffer from poor financial conditions, which can lead to business failure for the supplier or consolidation within a particular industry, further limiting our ability to obtain sufficient quantities of components. The follow-on effects from global economic conditions on our suppliers, also could affect our ability to obtain components. Therefore, we remain subject to significant risks of supply shortages and price increases.

Our products often utilize custom components available from only one source. Continued availability of these components at acceptable prices, or at all, may be affected for any number of reasons, including if those suppliers decide to concentrate on the production of common components instead of components customized to meet our requirements. The supply of components for a new or existing product could be delayed or constrained, or a key manufacturing vendor could delay shipments of completed products to us adversely affecting our business and results of operations.

Our success depends on consumer acceptance of our content and we may be adversely affected if our content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase.

We create and acquire media and entertainment content, the success of which depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of these businesses depends on our ability to consistently create, acquire, market and distribute music and other content that meet the changing preferences of the broad domestic and international consumer market. We have invested, and will continue to invest, substantial amounts in our content, including in the production of original content, before learning the extent to which it would earn consumer acceptance.

We also obtain a significant portion of our content from third parties, such as movie studios, television production companies, sports organizations, freelance writers, photographers and other suppliers. Competition for popular content is intense, and we may have to increase the price we are willing to pay or be outbid by our competitors for popular content. Entering into or renewing contracts for such programming rights or acquiring additional rights may result in significantly increased costs. There can be no assurance that revenue from these contracts will exceed our cost for the rights, as well as the other costs of producing and distributing the content. If our content does not achieve sufficient consumer acceptance, or if we cannot obtain or retain rights to popular content on acceptable terms, or at all, our businesses may be adversely affected.

We face risks relating to competition for the leisure time and discretionary spending of audiences, which has intensified in part due to advances in technology and changes in consumer expectations and behavior.

Our business is subject to risks relating to increasing competition for the leisure time and discretionary spending of consumers. We compete with all other sources of entertainment and information delivery. Technological advancements, such as new video formats and Internet streaming and downloading of programming that can be viewed on televisions, computers and mobile devices have increased the number of entertainment and information delivery choices available to consumers and intensified the challenges posed by audience fragmentation. The increasing number of choices available to audiences, including low-cost or free choices, could negatively impact not only consumer demand for our products and services, but also advertisers' willingness to purchase advertising from us. Our failure to effectively anticipate or adapt to new technologies and changes in consumer expectations and behavior could significantly adversely affect our competitive position and its business and results of operations.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

The Company depends on the performance of distributors, carriers and other resellers.

The Company distributes its products through cellular network carriers, wholesalers, national and regional retailers, and value-added resellers, many of whom distribute products from competing manufacturers. The Company also sells its products and third-party products in most of its major markets directly to education, enterprise and government customers, and consumers and small and mid-sized businesses through its online and retail stores.

Carriers providing cellular network service for iPhone typically subsidize users' purchases of the device. There is no assurance that such subsidies will be continued at all or in the same amounts upon renewal of the Company's agreements with these carriers or in agreements the Company enters into with new carriers.

Many resellers have narrow operating margins and have been adversely affected in the past by weak economic conditions. Some resellers have perceived the expansion of the Company's direct sales as conflicting with their business interests as distributors and resellers of the Company's products. Such a perception could discourage resellers from investing resources in the distribution and sale of the Company's products or lead them to limit or cease distribution of those products. The Company has invested and will continue to invest in programs to enhance reseller sales, including improving product placement displays. These programs could require a substantial investment while providing no assurance of return or incremental revenue. The financial condition of these resellers could weaken, these resellers could stop distributing the Company's products, or uncertainty regarding demand for the Company's products could cause resellers to reduce their ordering and marketing of the Company's products.

John Chipps-Harding and Damon Evans are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our business could be adversely affected if there is a decline in advertising spending.

A decline in the economic prospects of advertisers or the economy in general could cause current or prospective advertisers to spend less on advertising or spend their advertising dollars in other media. Advertising expenditures also could be negatively affected by (i) increasing audience fragmentation caused by increased availability of alternative forms of leisure and entertainment activities; (ii) the increased use of digital video recorders to skip advertisements; (iii) pressure from public interest groups to reduce or eliminate advertising of certain products; (iv) new laws and regulations that prohibit or restrict certain types of advertisements; and (v) natural disasters, extreme weather, acts of terrorism, political uncertainty or hostilities, because there may be uninterrupted news coverage of such events that disrupts regular ad placement. In addition, advertisers' willingness to purchase advertising time from the Company may be adversely affected by a decline in users/customers/audience ratings for our content

If we fail to maintain or expand our relationships with our supplier, we may not have adequate access to new or key technology necessary for our products, which may impair our ability to deliver leading-edge products.

In addition to the technologies we develop, our suppliers develop product innovations at our direction that are requested by our customers. Further, we rely heavily on our component suppliers to provide us with leading-edge components that conform to required specifications or contractual arrangements on time and in accordance with a product roadmap. If we are not able to maintain or expand our relationships with our suppliers or continue to leverage their research and development capabilities to develop new technologies desired by our customers, our ability to deliver leading-edge products in a timely manner may be impaired and we could be required to incur additional research and development expenses. Also, disruption in our supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products, components and services. Similarly, suppliers have operating risks that could impact our business. These risks could create product time delays, inventory and invoicing problems, staging delays, and other operational difficulties.

We derive substantial revenues from the sale of advertising, and a decrease in overall advertising expenditures could lead to a reduction in the amount of advertising that companies are willing to purchase and the price at which they purchase it.

Expenditures by advertisers tend to be cyclical and have become less predictable in recent years, reflecting domestic and global economic conditions. If the economic prospects of advertisers or current economic conditions worsen, such conditions could alter current or prospective advertisers' spending priorities. In particular, advertisers in certain industries that are more susceptible to weakness in domestic and global economic conditions, such as beauty, fashion and retail and food, account for a significant portion of our advertising revenues, and weakness in these industries could have a disproportionate negative impact on our advertising revenues. Declines in consumer spending on advertisers' products due to weak economic conditions could also indirectly negatively impact our advertising revenues, as advertisers may not perceive as much value from advertising if consumers are purchasing fewer of their products or services. As a result, our advertising revenues are less predictable.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

The products we sell are advanced, and we need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with price-to-performance gains in the industry. Shortened product life cycles due to customer demands and competitive pressures impact the pace at which we must introduce and implement new technology. This requires a high level of innovation by both our software developers and the suppliers of the third-party software components included in our systems. In addition, bringing new solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate customer needs and technology trends. We must continue to respond to market demands, develop leading technologies and maintain leadership in analytic data solutions performance and scalability, or our business operations may be adversely affected.

We must also anticipate and respond to customer demands regarding the compatibility of our current and prior offerings. These demands could hinder the pace of introducing and implementing new technology. Our future results may be affected if our products cannot effectively interface and perform well with software products of other companies and with our customers' existing IT infrastructures, or if we are unsuccessful in our efforts to enter into agreements allowing integration of third-party technology with our database and software platforms. Our efforts to develop the interoperability of our products may require significant investments of capital and employee resources. In addition, many of our principal products are used with products offered by third parties and, in the future, some vendors of non-Company products may become less willing to provide us with access to their products, technical information and marketing and sales support. As a result of these and other factors, our ability to introduce new or improved solutions could be adversely impacted and our business would be negatively affected.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

If we do not respond to technological changes or upgrade our websites and technology systems, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our websites and technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater levels of spending than we have experienced in the past. Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

Our failure to deliver high quality server solutions could damage our reputation and diminish demand for our products, and subject us to liability.

Our customers require our products to perform at a high level, contain valuable features and be extremely reliable. The design of our server solutions is sophisticated and complex, and the process for manufacturing, assembling and testing our server solutions is challenging. Occasionally, our design or manufacturing processes may fail to deliver products of the quality that our customers require. As a result, our product would need to be repaired. The vendor may agree to pay for the costs of the repairs, but we may incur costs in connection with the recall and diverted resources from other projects. New flaws or limitations in our products may be detected in the future. Part of our strategy is to bring new products to market quickly, and first-generation products may have a higher likelihood of containing undetected flaws. If our customers discover defects or other performance problems with our products, our customers' businesses, and our reputation, may be damaged. Customers may elect to delay or withhold payment for defective or underperforming products, request remedial action, terminate contracts for untimely delivery, or elect not to order additional products. If we do not properly address customer concerns about our products, our reputation and relationships with our customers may be harmed. In addition, we may be subject to product liability claims for a defective product. Any of the foregoing could have an adverse effect on our business and results of operations.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: 5% Wefunder fees.

95% will be used to market and promote Arena's brand, merchandising services and artist content throughout the United States.

If we raise: **$500,000**

Use of Proceeds: 5% Wefunder fees.

95% will be used to market and promote Arena's brand, merchandising services and artist content throughout the United States.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the Convertible Note you will purchase, please see Appendix B, Investor Contracts. The main terms of the Convertible Notes are provided below.

The Convertible Notes. We are offering securities in the form of a Convertible Notes, which provides Investors the right to units in the Company, when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least $5,000,000 that involves the sale of equity, on the standard terms offered to other Investors.

Valuation Cap: **$20,000,000**

Interest: Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a simple rate equal to **ten percent (10%) per annum**, computed on the basis of a 365-day year and the actual number of days occurring in the period for which such interest is payable.

Maturity; Acceleration.:If this Note has not been converted into equity nor paid in full on the eighteen (18) month anniversary of the date of this Note (the "Maturity Date"), then the Holder shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into Units of the Company's Class A Units at a conversion price equal to **ninety percent (90%)** of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at **ninety percent (90%)** of the per unit price received by the Company for the most recent issuance of Class A Units prior to the conversion; or (ii) extend the Maturity Date by six (6) month increments until the Note has been converted into equity.

Conversion to Preferred Equity. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$5,000,000** that involves **Class B Units**, **Investors will receive a number of units of Class B Units** equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) **ninety percent (90%)** of the price per unit of the Equity Securities, or,
- (ii) if the valuation for the company is more than **$20,000,000** (the "Valuation Cap"), the price obtained by dividing **$20,000,000** by the aggregate number of outstanding Units of the Company's Class A as of immediately prior to the initial closing of the Next Equity Financing.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any Convertible Notes or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive units subject to the Valuation Cap will receive a per unit liquidation preference and conversion price designed to provide protection against the price of the **Class B Units** being diluted to a value below the price per unit at the time they receive **Class B Units**. This dilution would mainly occur due to the issuance of additional units by the Company.

Investors who receive **Class B Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the Convertible Notes will have no voting rights, including after they receive **Class B Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Major Investor" shall mean an Investor that, together with its affiliates, purchases one or more Notes with an aggregate Purchase Price equal to or exceeding $100,000.

Execution. Investors will typically not execute transaction documents in order to receive Preferred Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Class B Units** received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Liquidity Events. If the company merges into another entity, sells more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or conducts an initial public offering, and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event, the outstanding principal and accrued interest under this Note shall be converted, at the option of the Holder, into units of the Company's common units at a conversion price equal to ninety percent (90%) of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at ninety percent (90%) of the per unit price received by the Company for the most recent issuance of Class B non-voting units prior to the conversion.

Notwithstanding the foregoing, a Liquidity Event shall not include any consolidation or merger effected exclusively to change the domicile of the Company, or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

If there is not enough cash available to pay other holders of Class B Units and Convertible Note Investors who choose option (i), funds will be distributed first to other holders of **Class B Units** and then holders of the Convertible Notes on a pro-rata basis. Any remaining amounts will be paid in **Class A Units.** In this scenario, the amounts payable to Convertible Note Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Class B Units** the Company will pay first the other holders of existing **Class B Units**, based on the terms of the Company's certificate of incorporation, and then holders of the Convertible Notes. These payments will occur before any distributions to holders of class A units. If there are not sufficient Company assets to pay holders of the Convertible Notes the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Amendment Provisions. This Note and the provisions, rights and obligations hereof, may be amended, waived or modified upon the written consent of the Company and the Majority Purchasers. Any amendment, modification, or waiver effected in accordance with this section shall be binding on each holder of the Notes at the time outstanding (and any securities into which the Notes are convertible), each future holder of the Notes (and any securities into which the Notes are convertible), and the Company.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A	9500	9250	Yes
Class B	500	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of **Class B Non-voting Units**.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Class B Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Class B Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units (including both Class A and Class B Units) that take into account, as applicable, factors such as the following:

· unrelated third party valuations;

· the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

· our results of operations, financial position and capital resources;

· current business conditions and projections;

· the marketability or lack thereof of the securities;

· the hiring of key personnel and the experience of our management;

· the introduction of new products;

· the risk inherent in the development and expansion of our products;

· our stage of development and material risks related to our business;

· the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

· industry trends and competitive environment;

· trends in consumer spending, including consumer confidence;

· overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

· the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Cage Covers LLC
Amount Invested	$6,671.00
Transaction type	Loan
Issue date	12/31/16
Outstanding principal plus interest	$0.00 as of 03/15/18
Interest rate	0.0% per annum
Maturity date	12/31/16
Relationship	Client of Arena

Cage Covers LLC is owned by Damon Evans and one other individual. Cage Covers is an aftermarket automobile parts manufacturer. $6,671 is due from Cage Covers as of December 31, 2016 and is included in "Due from related parties".

Name	101 Distribution LLC
Amount Invested	$198,811.00
Transaction type	Loan
Issue date	12/31/16
Outstanding principal plus interest	$0.00 as of 03/15/18
Interest rate	0.0% per annum
Maturity date	12/31/16
Relationship	Client of Arena

101 Distribution LLC was owned by Damon Evans and two other individuals. 101 Distribution was founded as a physical music distribution company in 1998 and was terminated in December 2016. $177,954 was due from 101 Distribution as of December 31, 2016 and $20,857 was due to 101 Distribution as of December 31, 2015. These amounts were included in "Due from related parties" and "Due to related party" as of December 31, 2016 and December 31, 2015, respectively.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Arena leverages free music streaming to help artists and labels redirect consumer attention to exclusive merchandise offerings. Merchandise and music bundles generate more revenue for artists than a full album download purchased through iTunes.

Arena makes creating and selling merchandise easy for every level of musician. Even without a digital wallet, blockchain secured Arena reports and pays artists, writers & composers transparently whenever merchandise is sold or music is streamed.

Music subscription platforms pay artists only fractions of a penny per stream. Consumers no longer purchase music to own and would prefer to avoid paying a monthly subscription. For artists, Arena is the blueprint for navigating today's music economy.

Operating as one of the premier music storefronts using the blockchain, Arena Music is positioned to drive the development of applications and services that will make it possible for artists to maintain viable careers in music for years to come.

Milestones

Simple Machine, LLC was incorporated in the State of Arizona in April 2016.

Since then, we have:

- $977k in revenues over the past 3 months.

- 714k+ active monthly listeners.

- 100% debt free & 100% independently owned.

- 3.5 million tracks from both major label and independent artists.

- The only streaming platform that operates subscription & advertisement free.

- Diversified revenue streams that aren't influenced by industry trends.

- Strong brand recognition.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $2,066,928 compared to the year ended December 31, 2016, when the Company had revenues of $921,123. Our gross margin was 62.07% in fiscal year 2017, compared to 78.11% in 2016.

- *Assets*. As of December 31, 2017, the Company had total assets of $59,898, including $34,043 in cash. As of December 31, 2016, the Company had $280,052 in total assets, including $19,321 in cash.

- *Net Income*. The Company has had net income of $620,524 and net income of $589,984 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities*. The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Simple Machine, LLC cash in hand is $168,000, as of June 2018. Over the last three months, revenues have averaged $345,000/month, cost of goods sold has averaged $112,000/month, and operational expenses have averaged $153,000/month, for an average net margin of $80,000 per month.

Our intent is to triple current month's revenues within the first 3 months of any national marketing campaign.

Both the apparel printing and contract sewing service have grown tremendously as listenership and artist sign ups continue to scale without marketing. New content continues to be requested and added daily and updates to Arena Music's desktop and mobile apps are now a monthly routine.

Managing receivables has become much easier with the adjustments we've made to payment terms for new and existing contract sewing clients making cash flow a non-issue. Minimum orders have been increased to 300 units per order. The prototyping and time study service have become stand alone revenue streams that we've learned to streamline. The service has been highly effective in generating new business and referrals. Revenues continue to experience monthly double digit growth monthly.

New equipment purchases and economies of scale will allow us to realize a higher profit margin per unit while enabling us to take on new and much more complicated products from larger clients.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://arena.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Simple Machine Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Damon Evans
John Chipps-Harding

Appendix E: Supporting Documents

Simple_Machine_LLC_Operating_Agreement__00567101-2xA9C08__Final.pdf

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INVEST IN ARENA MUSIC

A free music service built on smart contracts and custom apparel printing

$0
raised of $250K goal

$100 min INVEST
by Wefunder Portal LLC

Convertible Note

$20M valuation cap | **10**% interest | **10**% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $20M in the future.

INVEST $100K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$250+ One FREE merchandise item from Arena.com + bonus gifts. *Great for non-musicians, individuals and small Indie Artists

$500+ Free Item + 1 Arena Pro™ Artist package ($500 value). Non-musicians or labels investing at this level may transfer this Artist service to an Artist of your choosing. *Perfect for established Indie Artists and Labels with upcoming releases

$1,000+ 1st two tiers + 15% discount on your first bulk apparel printing or embroidery order on ArenaPrints.com. *Ideal for Indie Artists and Labels with upcoming tours and merch fulfillment needs

$10,000+ Everything in the previous 3 tiers of perks + • A seat on the Arena Advisory Board • Personal tour of Arena's production facilities and Phoenix, AZ offices • Exclusive meeting with Arena's Founders and Executive Team *Best for angel level investors and well-established Indie Labels with a roster of Artists

> *Arena leverages free music streaming to help artists and labels redirect consumer attention to exclusive merchandise offerings. Merchandise and music bundles generate more revenue for artists than a full album download purchased through iTunes.*
>
> *Arena makes creating and selling merchandise easy for every level of musician. Even without a digital wallet, blockchain secured Arena reports and pays artists, writers & composers transparently whenever merchandise is sold or music is streamed.*



Damon Evans
FOUNDER & CEO, ARENA MUSIC

OUR AMBITION

Music subscription platforms pay artists only fractions of a penny per stream. Consumers no longer purchase music to own and would prefer to avoid paying a monthly subscription. For artists, Arena is the blueprint for navigating today's music economy.

Operating as one of the premier music storefronts using the blockchain, Arena Music is positioned to drive the development of applications and services that will make it possible for artists to maintain viable careers in music for years to come.

KEY FACTS

- $977k in revenues over the past 3 months.
- 714k+ active monthly listeners.
- 100% debt free & 100% independently owned.
- 3.5 million tracks from both major label and independent artists.
- The only streaming platform that operates subscription & advertisement free.
- Diversified revenue streams that aren't influenced by industry trends.
- Strong brand recognition.
- Ver. 1.0.30 officially launched February 2018. Ver. 2.0 is scheduled to launch January 2019.

DOCUMENTS

- Arena_Business_Plan_2018.pdf
- Arena_WeFunder_Deck_v5.pdf
- graph_01.jpg
- graph_02.jpg
- graph_03.jpg
- graph_03a-01.jpg

arena.com *from Phoenix AZ* TECH ENTERTAINMENT MUSIC MERCHANDISE APP MEDIA MOBILE

Why I Like Arena Music

"A new app designed here in Phoenix is set to be a game-changer when it comes to streaming music for free and giving artists more opportunities to monetize their music while getting paid instantly."



Caitlin Slater
THE CW6 PHOENIX

THE BUZZ ABOUT ARENA MUSIC

Artists are craving new ways to get paid for their work, and Arena is here to help. Springing from the platform of a changing music industry, Arena seeks to offer competitive compensation to its musicians with royalty rates to help musicians "earn more money per transaction than all other platforms combined."

Ash Vongtau
Pigeons & Planes

Damon Evans wants to make Arizona the independent music capital of the world...Arena is the only commercial streaming service that hasn't partnered with the major labels, a facet of other platforms that Evans believes contributes to an unbalanced music business.

Madison Rutherford
ECollegeTimes.com

Damon Evans, Founder and CEO of Arena Music has built a more equitable music distribution model. Listen To Own is the new future of music commerce.

Music Of Our Heart

This app mixes the best new music with songs from my favorite artists that I never hear on Pandora. I have not heard one single ad and I'm able to connect the app to my car stereo. Nice work Arena!!

5-Star Customer Review
iTunes

Essentially, Arena allows listeners to access commercial free playlists from today's most popular touring, and up-and-coming, acts without a monthly subscription, all while providing a platform for artists to maximize their revenue options.

Cision, PR Newswire

PIGEONS&PLANES

11 New Companies Innovating in the Music Industry

Damon Evans, CEO, writes, "Artists simply can not sustain a career in music from the low streaming royalties Spotify, Pandora and iTunes Radio pay. If we don't act now, there will be no more music." Herein lies Arena's struggle: trying to ensure sustainability for
October 26, 2017 @ pigeonsandplanes.com

DIGITAL MUSIC NEWS

Streaming Service Guarantees Artists $0.01 Per Stream - In Bitcoin

According to Arena Music's website, the platform pays the highest royalties in the world. It also invites fans to "contribute to the new music industry." But how can it make such bold claims? According to the company, thanks to bitcoin technology. In a press release earlier
October 9, 2017 @ digitalmusicnews.com



Arena Music is the Platform Major Labels are Afraid Of

Arena Music is a streaming music platform and merchandising storefront designed with independent artists in mind. It's independently owned and was conceived to operate outside of the traditional trappings of the music industry. Its purpose is to serve two main

October 8, 2017 @ arena.com

Music Streaming Service Arena Pays Royalties in Bitcoin to Eliminate Industry Black Box

Arena Music attempts to right the fallen music industry. As a loss leader streaming service pointing users to artist merchandise, it is also taking the radical step of paying royalties in bitcoin.

October 1, 2017 @ news.bitcoin.com

Going Against the Stream: Local entrepreneur creates independent music streaming and merchandising platform

Damon Evans wants to make Arizona the independent music capital of the world. His latest endeavor is a million-dollar crowd-funding campaign marketed toward musicians, producers, labels and investors interested in being a part of Evans' independently owned

September 22, 2017 @ ecollegetimes.com

Phoenix music service Arena pays artists more than Pandora, Spotify

To some of the biggest movers and shakers in the music industry, Damon Evans has become a wanted man. But the founder and CEO of Arena Music is determined to remain elusive by making his Phoenix-based platform more than just about the money in an

September 9, 2017 @ azcentral.com

Fair Play: Arena Music founder Damon Evans has an indie spirit

"I believe there's a lot of creative talent and ability out here. It's just never been organized," he says. "The thought was always, if Arizona had something like Arena where anyone in the creative process can participate, then it's something they can rally around.

August 23, 2017 @ modernluxury.com

Music Platform Innovates on Innovation

Streaming music lies at the basis of Arena Music's business operations, but its success comes from taking that technology and giving it an innovative twist in the business plan. In fact, "It's more about doing everything opposite," says founder Damon Evans, referring

July 31, 2017 @ inbusinessphx.com

Local Entrepreneur Launches New Streaming App, Arena Music

In recent years the way music is listened to has completely changed with listeners no longer purchasing music to own it, but rather stream it by using platforms like Spotify, Pandora and Apple Music. With just a few services dominating the streaming game, it's

June 14, 2017 @ arizonafoothillsmagazine.com

This Arizona-based streaming music platform helps independent artists make a living - Phoenix Business Journal

Independent music artists may no longer need to compete with major label artists to make a livable wage thanks to Arena Music, a new music streaming service based here in Arizona.

June 9, 2017 @ bizjournals.com

Arena Music Ignites Bitcoin Royalty Payments

For months Arena Music has been toying with offering payouts in the popular cryptocurrency bitcoin. Now, in a recent announcement, it has unveiled plans to offer the payout program to all artists on the platform beginning in June 2017.

May 7, 2017 @ btcmanager.com

Arena Music Quietly Launches Worldwide: Hope for Independent Music in the Shadow of a Spotify IPO

PHOENIX--()--Simple Machine, LLC announced today that Version 1.0 of the Arena Music platform has officially launched worldwide. Arena Music is an on-demand merchandise storefront that leverages a free music streaming service to attract the listeners it converts

January 1, 2009 @ businesswire.com

Focused Music Discovery

The more you use Arena, the more intelligent it gets.

Arena builds a new and unique playlist each time you press play on any artist, album or genre channel. Start by favoriting a few of your best loved artists, albums and singles. Arena will make sure that you hear all of your old favorites while accurately suggesting new ones based on your preferences and listening behavior.

Arena Music offers a new approach to commercial free music discovery


$57.92
Checkout
Play my Radio
Your Radio is a channel that includes the artists, albums, tracks and genres you favorite.
GENRES
Indie Rock
Shoegaze
Dream Pop
Long Slow Goodbye

Earn credits for music and merchandise purchases with Arena Listen To Own


$1 Arena Credit!!
You have listened to this track 5 times so we are giving you $1 in credit to use on arena. Keep listening to get more rewards, well done!
Close

Buy and sell exclusive merchandise offerings directly from the mobile app


THE ROPES
The Ropes - Post-Entertainment T-Shirt
Robot Now, Human Later

Arena Listen to Own™

Streaming Music's only listener rewards program

Arena Listen To Own™ is streaming music’s only listener rewards program. By simply using Arena Music, listeners earn $0.01 for every track they stream in Arena Credits that can be redeemed for merchandise or transferred to an artist of their choice in the form of a cash donation or prepaid marketing campaign. The non-subscription approach to free streaming access and the emphasis on merchandise sales address the needs of both the millennial consumer, who prefers using free music services, and the artist and label, who is seeking alternative ways to monetize their content.


ARENA LISTEN TO OWN™
STREAMING MUSIC'S ONLY LISTENER REWARDS PROGRAM
ARENALISTENER.COM
ArenaMusic.com



Arena Music Does What No Other Music Subscription Service Can

$0.01	$0.01	50 - 65%	100+
What we pay artists per stream	What we credit listeners per play	What artists keep per T-shirt sold	Merchandise options for artists & labels

Arena Music Is an Endgame Strategy

Arena stands alone from other music platforms that wholly rely on subscription revenue by leveraging free music streaming to attract the listeners we convert into merchandise customers.

As a music streaming storefront, Arena works best for artists and designers who are able to generate an average of 525 unique merchandise transactions a year. In addition to producing and printing all of its on-demand merchandise products in-house, Arena also manages the bulk apparel-print and dropship delivery service for hundreds of touring bands. Although the music platform has been in development for the past three years, we are 100% debt free, independently owned, and revenue positive.

The music industry is comprised of artists, managers, labels, publishers, rights agencies and digital platforms who have historically been required to work together without a secure and transparent means of tracking consumption, reporting transactions and processing payments to multiple parties simultaneously. Arena Music is the first commercial streaming platform to offer artists and labels full access and support for reporting and processing royalty payments for both digital and physical transactions through the blockchain.

Arena was developed in a live environment by opening the beta trial to an initial base of 803 independent artists and labels. That initial base created over 700,000 registered listener accounts. 310,000 of those users became active listeners. As of June 2018, Arena has expanded its user base t 1.4MM verified accounts where 714,000 are active listeners. While new music is added daily, only the albums and artists requested by Arena listeners and those titles that are hand-selected by our staff are added to playlists. To date, Arena Music has not spent a single dollar on advertising or promotion.

Listeners Love the Arena Music App

Don't just take our word for it... we have *4.9 out of 5* stars across 773 reviews on the iTunes App Store.


Free music. Zero Ads. Bye, P... Oct 24, 2017
★★★★★ Deadramone91
The playlists are well-curated and selection is fresh. Every time I've submitted a request for new title, Arena has been quick to upload the content and let me know.
Wish I knew about Arena years ago.
Sooooo much better thank Pa... Oct 19, 2017
★★★★★ J11NY2009
This app mixes the best new music with songs from my favorite artists that I never hear on Pandora. I have not heard one single ad and I'm able to connect the app to my car stereo. Nice work Arena!!
Gets better every time! Nov 19, 2017
★★★★★ NHicks420
Arena has it figured out. No matter what service you pay for monthly, Arena will become your goto for music discovery. Checkout their Vaporwave channel. They kill it.

Learn More About Our Business Model



arena®



arena
COMPANY OVERVIEW
ARENA MISSION
ARENA
Fair pay to artists.
Free play for listeners.
CURRENT TRACTION
803
714k+
3.5M
$0
V1.0





Our Progress So Far

January 2015

Arena Music Beta Trial

Opened to 803 select artists and labels who assisted in testing and development of Arena's "Fair Pay. Free Play." model (desktop version only).

March 2016

iOS and Android Apps Launched

First version of native mobile and tablet apps published complete with full commerce for in-app merchandise transactions.

February 2017

Arena Merchandising Opens

Apparel printing, embroidery, bulk materials cutting, prototyping and contract sewing services opened to AZ businesses.

September 2017

Arena Music Beta Trial

Reaches 509,000 registered listeners and 310,000 monthly active listeners without a single dollar spent on promotion or marketing.

February 2018

Official Launch

Arena Music Version 1.03.10 officially launches worldwide introducing Arena's streaming music rewards program, Listen to Own.

March 2018

Arena Prints

With our website up and running, we began accepting orders from across the country.

May 2018

Target date for 1M active listeners

September 2018

Arena Music + Ethereum to Arena Music + Musicoin

Arena plans to move artist reporting and payment functions to the blockchain, eradicating the music industry "black box."

December 2018

SoundBlock.com

Arena Music plans to launch a stand alone rights management service built on the Ethereum Network using Smart Contracts.

October 2019

First Annual ArenaCon.com Conference

Our first music showcase and conference featuring Arena artists and panel discussions focused on building an artist controlled industry.

A Letter From Founder & CEO Damon Evans

READ MORE OF THE STORY

Arena Music Has Seen Steady Growth Since Launch



REVENUE SOURCES
ADVERTISING REVENUE
SERVICE FEE REVENUE
2%
5%
25%
MUSIC LICENSING
48%
OUTSIDE INDUSTRY REVENUES
20%
MERCHANDISE SALES



Current Traction

$977k	1.4MM	714K	3.5MM+
Last 3 Month's Revenues	Registered Users	Monthly Active Listeners	Current Song Library Indie / Major

$0
Spent On Marketing

Meet the Founders

Our team... masters of disruption.



Damon Evans

Founder & CEO

Simple Machine, LLC is arena.com, arenamerchandising.com, musicoin.com, soundblock.com, arenx.com



John Richard Chipps-Harding

Chief Creative Technologist

John has 18 years experience in IA/UX Design, Game Development, Bespoke Hardware & iOS Apps.

AND THE REST OF THE TEAM



Jim Graham

Arena Merchandising — General Manager



Geoff Van Loo

Arena Merchandising — CBDO/ National Sales Director



Dan Lovelock

Arena Music — Artist Relations Director

Singer, Keyboardist, Songwriter, Voice Actor, Graphic Designer and Connection Builder



Khayree Billingslea

Arena Music — Content Management Director



Patrick Hotchkiss

Arena Merchandising — On-Demand Print Manager



Emily Bond

Arena Merchandising- FFFA/ Fundraising



Steve Jennings

Arena Merchandising — Client Management



Gonzalo Quintero

Arena Music — Artist Relations: Metal & Rock



Clipper Arnold

Arena Music — Editorial Director

Lead singer & guitar player of Red Tank! ... interviewer and writer



Julien Pecorino

Arena Merchandising — Creative Director



CeCe Ramey

Arena Music — Design & Branding



Dr. Daniel Puccio

Arena Music — Artist Relations: Classical & Jazz

Dr. Daniel Puccio is a Phoenix based composer/arranger, multi-instrumentalist and educator.



Brian Zeman

Arena Music - Marketing & Strategy



Bre Webb

Arena Music- Artist Relations: Hip Hop, Rap, R&B

Our Investors

HISTORY

MORE INVESTORS

Interview

+ EXPAND ALL

WF: What is Arena Music?

AM: Arena helps artists navigate today's music economy.

Consumers no longer purchase music to own and younger generations who have been conditioned to believe that all content should be available for free are adverse to paying a monthly subscription. Arena is the first streaming platform built on the concept of fair pay for artists and free play for listeners. By leveraging free music streaming, Arena helps artists and labels redirect consumer attention to exclusive on-demand merchandise, while giving listeners what they want- a commercial free and subscription free streaming service.

WF: How did you start Arena?

WF: How is Arena Music different than its competitors?

WF: How does Arena Music make money?

WF: Do you handle the printing for artists yourselves?

WF: How does the platform work?

WF: Why do you believe the industry's current model for music streaming will never succeed?

WF: How big is the independent music scene, compared to artists who've signed with a major label?

WF: What makes Arena Music unique?

WF: What are Arena's revenue drivers?

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RISKS

1

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. If we experience difficulties in hiring and retaining personnel in key positions, we could

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Arena Music is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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